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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-138180 of our report dated March 9, 2004, relating to the financial statements and financial statement schedules of Foamex International Inc. appearing in the Annual Report on Form 10-K of Foamex International Inc. for the year ended January 1, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

December 5, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM